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                                                  Exhibit 10(p)

                        FIRST AMENDMENT TO
                         THE ADVEST, INC.
        ACCOUNT EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN



     This Amendment to The Advest, Inc. Account Executive
Nonqualified Defined Benefit Plan (the "Plan") is made effective as of October 1, 1992.

                        W I T N E S S E T H

     WHEREAS, the Plan was adopted by Advest, Inc. (the "Company") effective October 1, 1992 and provides for the provision of specified benefits to certain account executives meeting certain performance targets;

     WHEREAS, the term "account executive" is generally reserved for brokers servicing retail accounts and it was the intent of the Company in adopting the Plan that institutional brokers servicing institutional accounts not be deemed to be account executives eligible to receive benefits under the Plan; and

     WHEREAS, the Company believes it is appropriate to amend the plan to clarify this matter and eliminate any possible ambiguity as to whether institutional brokers may be deemed to be account executives for purposes of participation in the Plan;

     NOW, THEREFORE, Section 1.17 of Plan is hereby amended, effective October 1, 1992, by adding the following sentence to the end thereof:

     "For purposes of the Plan, an institutional broker whose primary responsibility is the servicing of institutional accounts shall not be deemed to be an 'account executive' and shall not be eligible to participate in the Plan."


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